                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


    We hereby consent to the use in this Registration Statement on Form S-4 of our report dated March 16, 2005 except for Notes 18 and 24, as to which the date is June 20, 2005, relating to the financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of The Goodyear Tire & Rubber Company, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio
November 14, 2005